Exhibit 99.1

Contacts:
W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
Metretek Technologies Reports
Record 2006 Results
DENVER — March 13, 2007 — For the year ended December 31, 2006, Metretek Technologies, Inc. (Amex: MEK) reported record revenues of $120.4 million and record net income of $11.7 million, or $0.71 per diluted share, compared to revenues of $47.3 million and net income (including a $300,000 loss from discontinued operations) of $2.3 million, or $0.18 per diluted share, in 2005. Net income in 2006 included non-cash stock option and stock compensation expenses of $778,000, or $0.05 per diluted share in accordance with FASB 123(R), compared to $66,000 in 2005.
For the three months ended December 31, 2006, the Company reported revenues of $35.9 million and net income of $3.9 million, or $0.23 per diluted share. In the comparable period a year ago, the Company reported revenues of $15.2 million and net income of $1.5 million, or $0.11 per diluted share. Fourth-quarter 2006 net income included non-cash stock option and stock compensation expenses of $200,000, or $0.01 per diluted share, compared to $17,000 in the comparable pound of 2005.
“We are pleased to report another record year,” said W. Phillip Marcum, president and chief executive officer of Metretek Technologies. “Due principally to the continuing strong performance of our PowerSecure subsidiary — which generated $99.5 million in revenues compared to $30.2 million in 2005, and a segment profit of $10.5 million compared to $2.6 million in the prior year - consolidated revenues for the Company were $73.2 million higher than in 2005, an increase of 155%, while net income of $11.7 million represented a five-fold increase over 2005.
“Southern Flow had an excellent year as well, with revenues of $16.2 million compared to $13.3 million in 2005. Also gratifying was the improving performance of our Metretek Florida subsidiary, which was essentially breakeven for the year, and which we expect will be profitable in 2007.”
“Matching our record operating performance in 2006 was the strongest balance sheet in the Company’s history. We ended the year with $15.9 million in cash and cash equivalents and $38.8 million in working capital — more than adequate, we believe, to fund the continuing growth of PowerSecure. That said,” added Marcum, “just as PowerSecure’s revenues can be expected to fluctuate from quarter-to-quarter depending on the size and timing of projects, so, too, its results of operations may be affected by large individual projects.”
Guidance for 2007:
As reaffirmed in a press release of February 21, 2007, the Company currently expects that for the year ending December 31, 2007, net income will be approximately $15.5 million, or $0.89 per diluted share, on revenues of approximately $137 million.

Conference Call and Webcast:
At 10 a.m. MDT (noon EDT) today, March 13, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing in to the Metretek Technologies conference call.
This call can be accessed live via the Internet at the Company’s website, www.metretek.com; to access the call, click on the “Investor Info” button and then click on the icon for the “2006 fourth-quarter results teleconference.” The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.earnings.com; to access the call, type in Metretek’s stock symbol, MEK, in the top right corner of the home page to be taken to the Company’s webcast page. These websites will host an archive of the teleconference. Additionally, a playback of the call will be available beginning at 1 p.m. MDT on March 13 through 10 p.m. MDT on March 15; you may access the playback by calling 800-642-1687 (for international callers, 706-645-9291) and providing Conference ID number 1581498.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries 3/4 Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) 3/4 is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the business operations and prospects for the Company and its subsidiaries; the outlook for the Company’s consolidated revenues and earnings in 2007; the anticipated profitability of Metretek Florida and the continued growth of PowerSecure in 2007; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company’s subsidiaries; the size, timing and terms of sales and orders, including large customer orders, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the ability of the Company’s subsidiaries to obtain adequate supplies of key components and materials for their products and technologies on a timely and cost-effective basis; the ability of PowerSecure to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to manage its growth and to address the effects of any future changes in tariff structures and environmental requirements on its business solutions; the effects from time to time of hurricanes and other severe weather conditions on the demand for Southern Flow’s products and services; the ability of Metretek Florida to successfully develop and expand its products, services, technologies and markets; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to attract, retain and motivate key personnel; changes in the energy industry in general and the natural gas and electricity markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; general economic, market and business conditions; the effects of pending and future litigation, claims and disputes; changes in the energy industry generally and in the natural gas and electricity industries in particular, including price levels; general economic, market and business conditions; and other risks, uncertainties and other factors identified from time to time in the Company’s most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
(financial tables follow)

Metretek Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

Total revenues	$35,926,254	$15,229,366	$120,447,127	$47,252,552
Total costs and expenses	32,479,055	13,996,585	110,768,486	46,051,135

Operating income	3,447,199	1,232,781	9,678,641	1,201,417
Income from litigation settlements	343,112	—	343,112	—
Equity income	342,723	348,806	2,221,185	1,689,537
Minority interest	—	(42,521)	(72,464)	(210,875)
Income taxes	(203,128)	(30,000)	(465,138)	(45,690)

Income from continuing operations	3,929,906	1,509,066	11,705,336	2,634,389
Loss from disposal of discontinued operations	—	—	—	(300,000)

Net income	$3,929,906	$1,509,066	$11,705,336	$2,334,389

BASIC EARNINGS (LOSS) PER COMMON SHARE:
Income from continuing operations	$0.25	$0.12	$0.78	$0.21
Loss from discontinued operations	0.00	0.00	0.00	(0.02)

Income per common share	$0.25	$0.12	$0.78	$0.19

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Income from continuing operations	$0.23	$0.11	$0.71	$0.20
Loss from discontinued operations	0.00	0.00	0.00	(0.02)

Income per common share	$0.23	$0.11	$0.71	$0.18

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING,
BASIC	15,787,585	12,402,865	15,062,888	12,287,107

DILUTED	17,049,786	14,194,512	16,477,336	13,360,515

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
	2006	2005

Total current assets	$70,536,009	$18,234,054
Property, plant and equipment, net	4,443,879	3,213,294
Total other assets	14,719,547	11,871,578

Total assets	$89,699,435	$33,318,926

Total current liabilities	$31,692,373	$13,322,898
Long-term notes payable and capital lease obligations	7,431	3,596,733
Minority interest in subsidiaries	—	169,755
Total stockholders’ equity	57,999,631	16,229,540

Total liabilities and stockholders’ equity	$89,699,435	$33,318,926

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